_____________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934 (the "Act")

November 6, 2003

 (Date of earliest event reported)

SUITE 101.COM, INC.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25136 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

200, 630 – 4th Avenue S.W.

Calgary, Alberta, Canada T2P 0J9

(Address of principal executive offices)

Telephone Number (403) 777-9250

(Registrant's telephone number, including area code)

 (Former name or address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

c)

Exhibits:

99.1.

Press release dated November 6, 2003.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  November 6, 2003

SUITE 101.COM, INC.

(Registrant)

/s/ Allan J. Kent

Allan J. Kent

Executive VP & CFO

EXHIBIT 99.1

NEWS RELEASE

SUITE101.COM, INC. ANNOUNCES PROPOSED US$6,000,000 FINANCING

November 6, 2003

SUITE101.COM, INC. (“BOWG” on the OTCBB) of Calgary, Alberta announces that it has entered into a letter agreement pursuant to which it proposes to offer for sale, on a best efforts basis, by way of private placement of up to 6 million units of the Company's securities for aggregate gross proceeds of US$6,000,000.

Each unit is intended to be sold at a price of US$1.00 with each unit comprising one common share and one half of one warrant where one full warrant entitles the holder to purchase one common share for US$2.50, for a term of two years from the closing of the offering. If the trading price of the common shares trades at US$4.00 or more for 20 consecutive trading days and if the resale of the shares has been registered under the US Securities Act of 1933 (the "1933 Act"), then the warrant term will be reduced to 30 days from the date of issuance of a news release announcing such change to the warrant term.

A fee equal to 6% of the gross proceeds raised in the offering will be paid and broker warrants entitling the holder to purchase that number of common shares equal to 10% of the number of units sold will also be issued as compensation in connection with the transaction.  The exercise price of the broker warrant is US$1.50 and the term is two years. If the trading price of the common shares trades at US$3.00 or more for 20 consecutive trading days and if the resale of the shares has been registered under the 1933 Act then the broker warrant term will be reduced to 30 days from the date of issuance of a news release announcing such change to the broker warrant term.

The proceeds from the transaction will be used to further the Company’s oil and gas exploration activities in India and for general corporate and administrative purposes.

The securities are intended to be offered in the provinces of Ontario, British Columbia and Alberta in Canada, such states of the United States where the offering may lawfully be made and other jurisdictions outside of Canada and the United States.

In the private transaction, the offer and sale of the units will not be registered under the  1933 Act, as amended, and the units, common shares and warrants may not be offered and sold in any jurisdiction free of any restrictions on resale under the 1933 Act absent registration under the 1933 Act or an applicable exemption from the US registration requirements.  This press release shall not constitute an offer of the securities for sale in any jurisdiction.

Cautionary Statement to Investors

This Press Release may contain statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of Suite101.com, Inc., its directors, or its officers with respect to the outcome of the oil and gas exploration, development and drilling activities in the exploration block in which the Company owns an interest off the east coast of India. Investors are cautioned that any such forward-looking statements are not guarantees of the success of the Company's oil and gas exploration, development and drilling activities and involve risks and uncertainties. There are numerous risks and uncertainties involved in the Company's acquisition of the unproved minority interest in the exploration area, including the possibilities that no discoveries of hydrocarbons are made on the exploration block or, if discovered, that such discoveries are not determined to be commercially productive. The block is a highly speculative exploration opportunity and pursuing the development of the exploration block will involve material risks to the Company and will result in material dilution to its stockholders.  Additional risks and uncertainties arise out of seeking to do business overseas in India where political and other world events may disrupt the Company's plans and intentions. There can be no assurance that the Company's oil and gas exploration and production activities will be commercially successful or result in material revenues to the Company.  There can be no assurance that the above described offering will be completed or the Company will be successful in raising material amounts of additional capital if and when capital will be required to further the Company's activities.  Additional important risk factors are described in the Company's periodic filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-KSB and quarterly reports on Form 10-QSB. The filings may be viewed at http://www.sec.gov. and www.sedar.com.

For further information contact:

Allan J. Kent, Executive VP and CFO

Brent Peters, Director

phone: 403-777-9250

phone: 416-628-5901

fax: 403-777-9199

email: info@geoglobal.com